Exhibit 99.1

CORRECTED Q3 2018 RESULTS ANNOUNCED FOR

EQM MIDSTREAM PARTNERS AND EQGP HOLDINGS

Pittsburgh, PA (October 25, 2018) — EQM Midstream Partners, LP (NYSE: EQM) today announced third quarter 2018 results, including net income of $209.9 million, adjusted EBITDA of $280.1 million, net cash provided by operating activities of $242.6 million, and distributable cash flow of $218.6 million. EQM operating income was $233.5 million, which was 60% higher than last year. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure as well as important disclosures regarding projected adjusted EBITDA and projected distributable cash flow.

EQGP Holdings, LP (NYSE: EQGP) today announced net income attributable to EQGP of $97.5 million for the third quarter 2018.

HIGHLIGHTS:

•                  Increased EQM per unit distribution by 14% and EQGP by 38% compared to Q3 2017

•                  Generated 93% of transmission and storage operating revenue from firm reservation fees

•                  Generated 45% of gathering operating revenue from firm reservation fees

•                  Adjusted EBITDA increases more than 50% over next three years

•                  Equitrans Midstream Corporation expected to begin Regular Way trading on November 13, 2018

On July 23, 2018 EQM closed the acquisition of Rice Midstream Partners LP (RMP), with each RMP unitholder receiving 0.3319 units of EQM. On May 1, 2018 EQM acquired the Olympus gathering system and a 75% interest in the Strike Force gathering system (May 2018 Acquisition) from EQT Corporation (EQT).  EQM also purchased the remaining 25% interest in the Strike Force gathering system from Gulfport Energy on May 1, 2018. As a result of the RMP acquisition and the May 2018 Acquisition, EQM’s financial statements have been retrospectively recast to include the pre-acquisition results of each acquisition from the time common control began on November 13, 2017, which is when EQT closed its acquisition of Rice Energy.

EQM’s third quarter operating revenue increased $158.3 million, a 77% increase compared to the same quarter last year. The RMP acquisition and the May 2018 Acquisition accounted for $147.8 million of the increase, with the remaining increase from higher contracted firm transmission and gathering capacity. Operating expenses increased $70.5 million versus the third quarter of 2017, with approximately $67.0 million resulting from the RMP acquisition and the May 2018 Acquisition. The remaining increase was primarily related to $2.2 million in transaction costs related to the RMP acquisition, and higher system throughput and additional assets placed in service, consistent with the growth in the business.

QUARTERLY DISTRIBUTION

EQM

For the third quarter of 2018, EQM will pay a quarterly cash distribution of $1.115 per unit, which will be paid on November 14, 2018 to EQM unitholders of record at the close of business on November 2, 2018. The quarterly cash distribution is 2% higher than the second quarter of 2018 and is 14% higher than the third quarter of 2017.

EQGP

For the third quarter of 2018, EQGP will pay a quarterly cash distribution of $0.315 per unit, which will be paid on November 23, 2018 to EQGP unitholders of record at the close of business on November 2, 2018. The quarterly cash distribution is 3% higher than the second quarter of 2018 and is 38% higher than the third quarter 2017 distribution. For the quarter, EQGP expects to receive $97.7 million of cash distributions from EQM and distribute $95.3 million.

OUTLOOK

EQM 2018 Guidance

Full-year 2018
Net Income ($MM)*	$930 – $950
Adjusted EBITDA ($MM)**	$990 – $1,010
Distributable Cash Flow ($MM)	$810 – $830

* Reflects financial recast for May 2018 Acquisition and RMP.

** The original release had an incorrect range for the projected full-year 2018 EQM adjusted EBITDA.  This range is corrected in this news release.

Please see the Non-GAAP Disclosures section of this news release for information regarding reconciliations of projected Non-GAAP measures.

Growth Projections

	2019	2020	2021
EQM Net Income ($B)	$1.0	$1.1	$1.2
EQM Adjusted EBITDA ($B)	$1.3	$1.7	$1.8
Expansion Capex + MVP capital contributions ($B)	$2.0	$0.7	$0.5

EQM EXPANSION & ONGOING MAINTENANCE CAPITAL EXPENDITURES

Expansion

Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV), totaled $489 million for the third quarter 2018 and $1.0 billion year-to-date.

$MM	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018	2018 Full-year Forecast*
Mountain Valley Pipeline	$263	$446	$900
Gathering	$183	$501	$750
Transmission	$35	$70	$100
Water	$8	$17	$25
Total	$489	$1,034	$1,775

* Includes full-year May 2018 Acquisition and RMP expansion capital expenditures. Approximately $51.8 million of expansion capital expenditures had been spent on the May 2018 Acquisition assets prior to the May 2018 Acquisition. Approximately $84.5 million of expansion capital expenditures had been spent on the RMP assets prior to the RMP acquisition.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of expected reimbursements, totaled $14 million in the third quarter 2018 and $25 million year-to-date.  EQM forecasts full-year 2018 ongoing maintenance capital expenditures of $45 million.

PROJECT UPDATE

Mountain Valley Pipeline

On October 2, 2018, the U.S. Court of Appeals for the Fourth Circuit issued a decision to vacate the Clean Water Act Section 404 stream and wetland crossing permit (Nationwide 12 permit) issued by the Huntington District of the U.S. Army Corps of Engineers (USACE). Subsequently, the Norfolk District and the Pittsburgh District of the USACE suspended its Nationwide 12 permit pending resolution of the Nationwide 12 permit by the Huntington District. The court decision and suspension impacts stream and wetland crossings in West Virginia and Virginia.

During the past few months, the West Virginia Department of Environmental Protection (WVDEP) has proposed modifications to its Section 401 Nationwide Permit Certification which clarify that a 72-hour limitation does not apply to dry-cut crossing methods and other environmentally protective crossing methods. MVP JV intends to apply for a new or reissued permit with the USACE as soon as practical following the WVDEP modification process. MVP JV expects to secure the Nationwide 12 permit from the USACE in Q1 2019.

MVP JV continues construction activities at the three compressor sites and along much of the upland portions of the route. MVP JV anticipates a fourth quarter 2019 in-service date and estimates a total project cost of $4.6 billion, with EQM funding $2.2 billion. MVP JV has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms.

MVP Southgate

The MVP Southgate project will receive gas from MVP and extend approximately 70 miles south to new delivery points in Rockingham and Alamance Counties, North Carolina. The project is anchored by a 300 MMcf per day firm capacity commitment from PSNC Energy. The preliminary project cost estimate is $350 to $500 million, depending on final project scope. The capital is expected to be spent in 2019 and 2020. EQM has a 33% ownership interest and will operate the pipeline. Subject to approval by the FERC, MVP Southgate has a targeted in-service date of the fourth quarter 2020.

Hammerhead Pipeline

The Hammerhead pipeline is designed as a 1.2 Bcf per day gathering header pipeline that will traverse approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both the MVP and the Ohio Valley Connector originate. The pipeline is estimated to cost $555 million and is expected to be placed in-service during the fourth quarter of 2019 in-conjunction with MVP.

EQUITRANS MIDSTREAM CORPORATION

In February 2018 EQT announced a plan to separate its upstream and midstream businesses.  Following the separation, Equitrans Midstream Corporation (NYSE: ETRN) will own the midstream interest held by EQT, which consists of the general partner interest in EQGP, 276.0 million units of EQGP and 15.4 million units of EQM.

Each share of EQT common stock held as of the close of business on November 1, 2018 (Record Date) will receive 0.8 share of ETRN common stock. The distribution date is November 12, 2018.

The “when issued” trading period for ETRN will run from October 31, 2018 through November 12, 2018. ETRN will trade under the symbol “ETRN WI” during “when issued” trading. Trades made in ETRN during the “when issued” period will settle after the completion of the distribution. On November 13, 2018, “regular-way” trading will commence on the NYSE for ETRN under the symbol “ETRN.”

In connection with the separation, ETRN will hold an investor presentation on Monday, October 29, 2018. The presentation will be webcast live beginning at approximately 10:00 AM until 11:30 AM, Eastern Time via EQT’s web site at www.eqt.com and via ETRN’s web site at www.equitransmidstream.com, with a replay available for seven days following the call.

NON-GAAP DISCLOSURES

EQM Adjusted EBITDA and Distributable Cash Flow

As used in this news release, EQM adjusted EBITDA means net income attributable to EQM plus net interest expense, depreciation, amortization of intangible assets, payments on EQM’s preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and transaction costs less equity income, AFUDC - equity and adjusted EBITDA of assets prior to acquisition. Adjusted EBITDA attributable to RMP for the three months ended September 30, 2018 was calculated as net income plus net interest expense, depreciation and non-cash compensation expense. Run rate adjusted EBITDA as used in this news release means EQM’s adjusted EBITDA for the third quarter of 2018 plus the RMP adjusted EBITDA prior to merger, annualized for four quarters. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, ongoing maintenance capital expenditures net of expected reimbursements and transaction costs. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA, run rate adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•             EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•             the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•             EQM’s ability to incur and service debt and fund capital expenditures; and

•             the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA, run rate adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s results of operations and financial condition. Adjusted EBITDA, run rate adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, run rate adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definitions of adjusted EBITDA, run rate adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s quarterly report on Form 10-Q for the quarter ended September 30, 2018.

Projected firm project EBITDA means the projected earnings before interest, taxes and depreciation of EQM’s firm capacity gathering and transmission projects, including the Hammerhead, Equitrans Expansion and other gathering projects, plus EQM’s proportionate interest of the projected earnings before interest, taxes and depreciation of Mountain Valley Pipeline, LLC’s MVP and MVP Southgate projects.  Projected water EBITDA means the projected earnings before interest, taxes and depreciation of EQM’s water services business.  Projected firm project EBITDA and projected water EBITDA are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the anticipated impact of EQM’s firm capacity projects, both on an aggregate and project-by-project basis, and EQM’s water services business on EQM’s operating performance, the project returns on firm capacity projects and EQM’s ability to incur and service debt and fund capital expenditures.  Firm project EBITDA and water EBITDA should not be considered as alternatives to net income, operating income or any other measure of financial performance presented in accordance with GAAP.  Firm project EBITDA and water EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect net income. Additionally, because firm project EBITDA and water EBITDA may be defined differently by other companies in EQM’s industry, the definitions of firm project EBITDA and water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures.

EQM has not provided projected net income from the firm projects or the projected net income of EQM’s water business segment, the most comparable financial measures calculated in accordance with GAAP, or reconciliation of projected firm project EBITDA or projected water EBITDA to projected net income of the firm projects or projected net income of EQM’s water business segment.  The projects are under construction projects that, upon completion, will be reported in EQM’s Gathering and Transmission business segments.  EQM does not allocate certain costs, such as interest expenses, to individual assets within its business segments.  In addition, for the MVP and MVP Southgate projects, EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other things, that are reconciling items between adjusted firm project EBITDA and net income of the projects.  The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items.  Therefore, the projected net income of the firm projects, in the aggregate or on a project-by-project basis, and the projected net income of EQM’s water business segment, and reconciliations of projected firm project EBITDA and projected water EBITDA to projected net income of the firm projects and projected net income of EQM’s water business segment are not available without unreasonable effort.

EQM is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities.  Changes in operating assets and liabilities relate to the timing of EQM’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and EQM is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. EQM is also unable to provide a reconciliation of its projected adjusted EBITDA or run rate adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income.  The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of net income, adjusted EBITDA and distributable cash flow to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with each other.  Therefore, the reconciliations of projected distributable cash flow, run rate adjusted EBITDA and adjusted EBITDA to projected net cash provided by operating activities and net income, as applicable, are not available without unreasonable effort.

RMP adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess impact of the measures on EQM’s future financial results and cash flows.

EQM believes that RMP adjusted EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition and results of operations. RMP adjusted EBITDA and distributable cash flow should not be considered as alternatives to RMP’s net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. RMP adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because RMP adjusted EBITDA and distributable cash flow may be defined differently by other companies in EQM’s industry, RMP adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended September 30, 2018

Net income	$209,927
Add:
Net interest expense	41,005
Depreciation	43,567
Amortization of intangible assets	10,387
Preferred Interest payments	2,746
Non-cash long-term compensation expense	636
Transaction costs	2,161
Less:
Equity income	(16,087)
AFUDC — equity	(1,448)
Adjusted EBITDA attributable to RMP prior to the merger	(12,825)
Adjusted EBITDA	$280,069
Less:
Net interest expense excluding interest income on the Preferred Interest	(42,921)
Capitalized interest and AFUDC — debt	(3,202)
Ongoing maintenance capital expenditures net of expected reimbursements	(13,181)
Transaction costs	(2,161)
Distributable cash flow	$218,604

Distributions declared (1):
Limited Partner	$134,309
General Partner	73,426
Total	$207,735
Coverage Ratio	1.05	x

Net cash provided by operating activities	$242,575
Adjustments:
Capitalized interest and AFUDC — debt	(3,202)
Principal payments received on the Preferred Interest	1,109
Ongoing maintenance capital expenditures net of expected reimbursements	(13,181)
Adjusted EBITDA attributable to RMP prior to the merger	(12,825)
Other, including changes in working capital	4,128
Distributable cash flow	$218,604

(1)         Reflects cash distribution of $1.115 per limited partner unit for the third quarter 2018 and 120,456,425 limited partner units outstanding as of July 25, 2018. If limited partner units are issued on or prior to November 2, 2018, the aggregate level of all distributions will be higher.

Q3 2018 Webcast Information

EQM and EQGP will host a joint live webcast with security analysts today at 11:30 a.m. ET. Topics include third quarter 2018 financial results, operating results, the separation of EQT’s production and midstream businesses and other matters. The webcast is available at www.eqm-midstreampartners.com, with a replay available for seven days following the call.

EQT, which owns EQGP’s general partner and holds a 91% limited partner interest in EQGP, will also host a webcast with security analysts today at 10:30 a.m. ET. EQM and EQGP unitholders are encouraged to listen to EQT’s webcast, as the discussion may include topics relevant to EQM and EQGP, such as EQT’s financial and operational results, specific reference to EQM and EQGP third quarter 2018 results and the separation of EQT’s production and midstream businesses. The webcast can be accessed via www.eqt.com, with a replay available for seven days following the call.

About EQM Midstream Partners:

EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As the third largest gatherer of natural gas in the United States, EQM provides midstream services to EQT Corporation and other producers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 2,130 miles of high-and low-pressure gathering lines.

Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com.

About EQGP Holdings:

EQGP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQM Midstream Partners, LP.  EQT Corporation owns the general partner interest and a 91% limited partner interest in EQGP Holdings, LP.

Visit EQGP Holdings, LP at www.eqm-midstreampartners.com.

EQM and EQGP management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the EQM and EQGP website at www.eqm-midstreampartners.com.

Cautionary Statements

The distribution amounts from EQM to EQGP are subject to change if EQM issues additional common units on or prior to the record date for the third quarter 2018 distribution.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQGP and its subsidiaries, including EQM, including guidance regarding EQM’s gathering, transmission and storage and water revenue and volume growth; revenue and expense projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and water projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP) mainline and MVP Southgate projects; the ultimate terms, partners and structure of, and EQM’s ownership interests in, the MVP joint ventures; the timing of the proposed separation of EQT’s production and midstream businesses, the parties’ ability to complete the separation and the effects of the change of control of EQM and EQGP on the partnerships; the expected synergies resulting from the streamlining transactions and the expected disynergies associated with the separation of EQT’s production and midstream businesses; asset acquisitions, including EQM’s ability to complete any asset purchases and anticipated synergies and accretion associated with any acquisition; the expected benefits to EQM resulting from EQT’s acquisition of Rice Energy Inc. and EQM’s acquisition of RMP; internal rate of return (IRR); compound annual growth rate

(CAGR); capital commitments, projected capital contributions and capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures, including EQM’s plan to increase its borrowing capacity to up to $3 billion; liquidity and financing requirements, including funding sources and availability; distribution amounts, rates and growth; the structure and timing of any simplification of the midstream structure to address EQM’s incentive distribution rights, if pursued and implemented; projected net income, projected adjusted EBITDA, projected distributable cash flow and projected coverage ratio; the timing and amount of future issuances of EQM common units; changes in EQM’s credit ratings; the effects of government regulation and litigation; and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) and Item 1A, “Risk Factors” of EQGP’s Form 10-K for the year ended December 31, 2017 as filed with the SEC, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither EQM nor EQGP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQM and EQGP, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s and EQGP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s and EQGP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM or EQGP, as applicable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended September 30,
	2018	2017
	(Thousands, except per unit amounts)
Operating revenues (2)	$364,584	$206,293
Operating expenses:
Operating and maintenance	48,092	19,589
Selling, general and administrative	29,038	18,758
Depreciation	43,567	22,244
Amortization of intangible assets	10,387	—
Total operating expenses	131,084	60,591
Operating income	233,500	145,702
Equity income	16,087	6,025
Other income	1,345	637
Net interest expense	41,005	9,426
Net income	$209,927	$142,938

Calculation of limited partner interest in net income:
Net income	$209,927	$142,938
Less pre-acquisition net income allocated to parent	(8,490)	—
Less general partner interest in net income — general partner units	(2,379)	(2,515)
Less general partner interest in net income — incentive distribution rights	(70,967)	(37,615)
Limited partner interest in net income	$128,091	$102,808

Net income per limited partner unit — basic and diluted	$1.14	$1.28
Weighted average limited partner units outstanding — basic and diluted	111,980	80,603

(1)         EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of Rice Olympus Midstream LLC (ROM), Strike Force Midstream Holdings LLC (Strike Force) and Rice West Virginia Midstream LLC (Rice WV), which were acquired by EQM effective on May 1, 2018 (the May 2018 Acquisition) and RMP, which was merged with and into EQM effective on July 23, 2018 (the EQM-RMP Merger).

(2)         Operating revenues included affiliate revenues from EQT of $276.9 million and $154.2 million for the three months ended September 30, 2018 and 2017, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended September 30,
	2018	2017
	(Thousands, except per day amounts)
FINANCIAL DATA
Firm reservation fee revenues	$112,598	$104,772
Volumetric based fee revenues:
Usage fees under firm contracts (2)	8,661	7,873
Usage fees under interruptible contracts (3)	131,602	3,877
Total volumetric based fee revenues	140,263	11,750
Total operating revenues	252,861	116,522
Operating expenses:
Operating and maintenance	18,850	10,104
Selling, general and administrative	20,363	10,503
Depreciation	25,359	9,983
Amortization of intangible assets	10,387	—
Total operating expenses	74,959	30,590
Operating income	$177,902	$85,932

OPERATIONAL DATA
Gathering volumes (BBtu per day)
Firm capacity reservation	2,114	1,838
Volumetric based services (4)	4,437	370
Total gathered volumes	6,551	2,208

Capital expenditures	$194,477	$48,182

(1)               EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of the May 2018 Acquisition and the EQM-RMP Merger.

(2)               Includes fees on volumes gathered in excess of firm contracted capacity.

(3)               Includes volumes from contracts under which EQM has agreed to hold capacity available without charging a capacity reservation fee.

(4)               Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

TRANSMISSION RESULTS OF OPERATIONS (1)

	Three Months Ended September 30,
	2018	2017
	(Thousands, except per day amounts)
FINANCIAL DATA
Firm reservation fee revenues	$82,669	$84,438
Volumetric based fee revenues:
Usage fees under firm contracts (2)	5,331	3,427
Usage fees under interruptible contracts	1,350	1,906
Total volumetric based fee revenues	6,681	5,333
Total operating revenues	89,350	89,771
Operating expenses:
Operating and maintenance	10,721	9,485
Selling, general and administrative	7,581	8,255
Depreciation	12,357	12,261
Total operating expenses	30,659	30,001
Operating income	$58,691	$59,770

Equity income	$16,087	$6,025

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,927	2,517
Volumetric based services (3)	104	21
Total transmission pipeline throughput	3,031	2,538

Average contracted firm transmission reservation commitments (BBtu per day)	3,658	3,474

Capital expenditures	$37,626	$22,312

(1)               EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of the May 2018 Acquisition and the EQM-RMP Merger.

(2)               Includes fees on volumes transported in excess of firm contracted capacity as well as usage fees and fees on all volumes transported under firm contracts.

(3)               Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

WATER RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2018	2017
	(Thousands)
FINANCIAL DATA
Water services revenues	$22,373	$—
Operating expenses:
Operating and maintenance	18,521	—
Selling, general and administrative	1,094	—
Depreciation	5,851	—
Total operating expenses	25,466	—
Operating (loss) income	$(3,093)	$—

OPERATIONAL DATA
Water services volumes (MMgal)	449	—

Capital expenditures	$7,981	$—

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended September 30,
	2018	2017
	(Thousands)
Expansion capital expenditures (2)	$226,078	$60,679
Ongoing maintenance capital expenditures	14,006	9,815
Total capital expenditures	$240,084	$70,494

(1)               EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of the May 2018 Acquisition and the EQM-RMP Merger.

(2)               Expansion capital expenditures do not include capital contributions made to the MVP JV of $263.2 million and $43.5 million for the three months ended September 30, 2018 and 2017, respectively.

EQGP HOLDINGS, LP AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended September 30,
	2018	2017
	(Thousands, except per unit amounts)
Operating revenues (2)	$364,584	$206,293
Operating expenses:
Operating and maintenance	48,092	19,589
Selling, general and administrative	31,619	19,301
Depreciation	43,567	22,244
Amortization of intangible assets	10,387	—
Total operating expenses	133,665	61,134
Operating income	230,919	145,159
Equity income	16,087	6,025
Other income	1,345	637
Net interest expense	40,966	9,414
Net income	207,385	142,407
Net income attributable to noncontrolling interests	109,896	75,463
Net income attributable to EQGP	$97,489	$66,944

Calculation of limited partner interest in net income:
Net income attributable to EQGP	$97,489	$66,944
Less pre-acquisition net income allocated to parent	(2,386)	—
Limited partner interest in net income	$95,103	$66,944

Net income per common unit — basic and diluted	$0.31	$0.25
Weighted average common units outstanding — basic and diluted	302,490	266,186

(1)         EQGP’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of the May 2018 Acquisition and the EQM-RMP Merger.

(2)         Operating revenues included affiliate revenues from EQT of $276.9 million and $154.2 million for the three months ended September 30, 2018 and 2017, respectively.

Analyst inquiries please contact:

Nate Tetlow – Investor Relations Director, 412-553-5834

ntetlow@eqtmidstreampartners.com

Patrick Kane – Chief Investor Relations Officer, 412-553-7833

pkane@eqt.com

Media inquiries please contact:

Natalie Cox – Corporate Director, Communications, 412-395-3941

ncox@eqt.com

Source: EQT Midstream Partners, LP and EQT GP Holdings, LP